                                                                     EXHIBIT 2.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                 THIS AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 2nd day of March 2001 among Technology Ventures Group, Inc., a Florida corporation, (the "ISSUER"), Goldco Properties Limited Partnership ("GOLDCO"), and Equity Management Partners LLC, (the "SHAREHOLDER"), which SHAREHOLDER owns all of the issued and outstanding shares of capital stock of Newcourt Capital Holdings, Inc., a Florida corporation. ("NEWCOURT")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER and GOLDCO agree at CLOSING (as defined below) to deliver to the SHAREHOLDER, 9,000,000 and 200,000 shares, respectively, of the common stock of the ISSUER, par value $.001 per share (the "SHARES"), in exchange for the SHAREHOLDER delivery to the ISSUER of 100% of the issued and outstanding shares of common stock, par value $.0001 per share of NEWCOURT, such that NEWCOURT shall become a wholly-owned subsidiary of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND GOLDCO. The ISSUER and GOLDCO, jointly and severally, represent and warrant to the SHAREHOLDER and NEWCOURT the following:

                  (a) ORGANIZATION. The ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Florida. All actions taken by the incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

                  (b) CAPITALIZATION. The authorized capital stock of the ISSUER consists of 10,000,000 shares of common stock, $.001 par value, of which 1,000,000 shares are issued and outstanding. All outstanding shares have been duly authorized and validly issued and are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At CLOSING, there shall be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of the ISSUER are subject to any stock restriction agreements. All of the issued and outstanding shares of capital stock of the ISSUER have not been issued in violation of any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement (as defined in Section 2(i) hereof).

                  (c) SEC REPORTS. The ISSUER has filed all required forms, reports and documents (the "SEC REPORTS") required to be filed with the Securities and Exchange Commission ("SEC"). As of their respective or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the SEC REPORTS, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The ISSUER has delivered to the SHAREHOLDER, in the forms filed with the SEC, all the SEC REPORTS.

                  (d) FINANCIAL STATEMENTS. The audited financial statements of the ISSUER contained in the SEC REPORTS comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the ISSUER's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the ISSUER contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's financial condition and results of operations for such periods.

                  (e) ABSENCE OF CHANGES. Since the date of the most recent balance sheet of the ISSUER included in the ISSUER's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 ("CURRENT BALANCE SHEET"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a material adverse effect on the ISSUER; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including any borrowing or sale of assets).



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


                  (f) UNDISCLOSED LIABILITIES. The ISSUER does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the CURRENT BALANCE SHEET other than liabilities, obligations and contingencies that: (i) were incurred after the date of the CURRENT BALANCE SHEET in the ordinary course of business and which are set forth on SCHEDULE 2F attached hereto; or (ii) would not, in the aggregate, have a material adverse effect on the ISSUER. The ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute shall exist at the CLOSING of this Agreement.

                  (g) ABILITY TO CARRY OUT OBLIGATIONS. Each of the ISSUER and GOLDCO has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the ISSUER and GOLDCO and the performance by the ISSUER and GOLDCO of their respective obligations hereunder shall not cause, constitute, or conflict with or result in: (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the ISSUER or its shareholders or GOLDCO and its partners are a party, or by which they may be bound, nor shall any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause the ISSUER or GOLDCO to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the ISSUER or upon the securities of the ISSUER to be acquired by the SHAREHOLDER.

                  (h) CORPORATE AUTHORIZATION. Each of the ISSUER and GOLDCO has authorized the execution, delivery, and performance of this Agreement and each of the transactions contemplated hereby. No further corporate action is necessary to authorize the execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the ISSUER and GOLDCO, enforceable against the ISSUER and GOLDCO in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Without limiting the generality of the foregoing, the consummation of this Agreement and the issuance of the SHARES hereunder shall not constitute a control-share acquisition pursuant to Section 607.0902 of the Florida Statutes.

                  (i) NO BREACH; REQUIRED CONSENTS. The execution and delivery of this Agreement by each of the ISSUER and GOLDCO does not, and the consummation of the transactions contemplated by this Agreement by the ISSUER and GOLDCO will not: (i) violate or conflict with the Articles of Incorporation or the Bylaws of the ISSUER or the governing documents of GOLDCO; (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature ("Lien"), third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the ISSUER or GOLDCO is a party or by which it is bound, except where such breach, default Lien, third-party right of termination, cancellation, modification or acceleration would not have a



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

material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the ISSUER, or on the ability of the ISSUER or GOLDCO to perform its obligations under this Agreement ("Material Adverse Effect"); or (iii) constitute a violation of any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any governmental entity, including judicial decisions applying common law or interpreting any other legal requirement or any agreement entered into with a governmental entity in resolution of a dispute or otherwise (collectively, "Legal Requirement"), except where such violation would not have a Material Adverse Effect on the ISSUER.

                  (j) FULL DISCLOSURE. None of the representations and warranties made by the ISSUER and GOLDCO, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or shall contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  (k) CONTRACT AND LEASES. Other than as set forth on SCHEDULE 2K attached hereto and made a part hereof, the ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from the ISSUER.

                  (l) COMPLIANCE WITH LAWS. The ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the ISSUER and its business and assets.

                  (m) LITIGATION. The ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. There is no basis for any such action or proceeding and no such action or proceeding is threatened against the ISSUER and the ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  (n) CONDUCT OF BUSINESS. Prior to the CLOSING, the ISSUER shall conduct its business in the normal course, and shall not: (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws,
(iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

                  (o) CORPORATE DOCUMENTS. Copies of each of the following documents, which are true complete and correct in all material respects, shall be attached to and made a part of this Agreement:

                     (i)      Articles of Incorporation of the ISSUER;

                     (ii)     Bylaws of the ISSUER;

                     (iii)    Minutes of Shareholders Meetings of the ISSUER;


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                     (iv)     Minutes of Directors Meetings of the ISSUER;

                     (v)      List of Officers and Directors of the ISSUER;

                     (vi)     SEC REPORTS of the ISSUER;

                     (vii) Stock register and stock records of the ISSUER and a current, accurate list of the ISSUER's shareholders.

                  (p) DOCUMENTS. All minutes, consents or other documents pertaining to the ISSUER to be delivered at the CLOSING shall be valid and in accordance with the laws of Florida.

                  (q) TITLE. The SHARES to be delivered to the SHAREHOLDER shall be, at the CLOSING, fully paid and non-assessable free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such SHARES are or shall be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such SHARES. Except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the SHAREHOLDER. There is no applicable local, state or federal law, rule, regulation, or decree which would impair, restrict or delay the SHAREHOLDER'S voting rights with respect to the SHARES.

         3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND NEWCOURT. THE SHAREHOLDER and NEWCOURT, jointly and severally, represent and warrant to the ISSUER the following:

                  (a) ORGANIZATION NEWCOURT is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the incorporators, directors and shareholders of NEWCOURT have been valid and in accordance with the laws of Florida.

                  (b) SHAREHOLDER AND ISSUED STOCK. The SHAREHOLDER owns all of the issued and outstanding shares of capital stock of NEWCOURT.

         4. INVESTMENT INTENT. The SHAREHOLDER agrees that the SHARES being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "TRANSFER"), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the ISSUER. The SHAREHOLDER agrees, prior to any TRANSFER, to give written notice to the ISSUER expressing the desire to effect the TRANSFER and describing the proposed TRANSFER.

         5. CLOSING. The closing ("CLOSING") of this transaction shall take place at the offices of Steel Hector & Davis LLP located at 200 South Biscayne


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Boulevard, Miami, Florida 33131, at 2:00 p.m. on March 2, 2001, or at such other time and place upon which the parties hereto agree.


         6. DOCUMENTS TO BE DELIVERED AT CLOSING.

                  (a) BY THE ISSUER

                     (i) Board of Directors minutes authorizing the issuance of a certificate or certificates for 9,000,000 Shares, registered in the name of the SHAREHOLDER.

                     (ii) The resignations of all officers of the ISSUER.

                     (iii) A Board of Directors resolution appointing such person(s) as the SHAREHOLDER designate as director(s) of the ISSUER.

                     (iv) The resignation of all the directors of the ISSUER, except that of the SHAREHOLDER' designee(s), dated subsequent to the resolution described in (iii) above.

                     (v) Any SEC REPORTS filed after the signing of the Agreement.

                     (vi) All of the business and corporate records of the ISSUER, including but not limited to, correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                     (vii) Such other minutes of the ISSUER's shareholders or directors as may reasonably be required by the SHAREHOLDER.

                     (viii) A certificate executed by a duly authorized officer of the ISSUER certifying that: (A) the representations and warranties in Section 2 hereof are true and correct in all material respects as of the CLOSING, (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of the ISSUER evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been provided to the SHAREHOLDER, and (C) the person signing this Agreement on behalf of the ISSUER is authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of the ISSUER.

                  (b) BY GOLCO


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                     (i) Minutes of the partners of GOLDCO authorizing the
                     delivery of a certificate for 200,000 shares, registered in the name of the SHAREHOLDER.

                     (ii) A certificate executed by a duly authorized representative of GOLDCO certifying that: (A) the representations and warranties in Section 2 hereof are true and correct in all material respects as of the CLOSING, (B) true and complete copies of the resolutions duly and validly adopted by the partners of GOLDCO evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been provided to the SHAREHOLDER, and (C) the person signing this Agreement on behalf of GOLDCO is authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of GOLDCO.

                  (c) BY SHAREHOLDER AND NEWCOURT

                     (i) Delivery to the ISSUER, or to its Transfer Agent, of the certificates representing 100% of the issued and outstanding stock of NEWCOURT.

                     (ii) Consents signed by the sole shareholder of NEWCOURT consenting to the terms of this Agreement.

                  (d) BY THE ISSUER, GOLDCO, PETER GOLDSTEIN AND SHELLEY GOLDSTEIN. The ISSUER, GOLDCO, Peter Goldstein and Shelley Goldstein shall enter into the Registration Rights Agreement attached hereto as EXHIBIT A.

         7. GOVERNING LAW; REMEDIES.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without giving effect to the choice of law principles thereof) which are applicable to contracts made and to be performed entirely within the State of Florida.

                  (b) JURISDICTION; SERVICE OF PROCESS. Each of the parties hereto agrees that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in Florida courts sitting in Broward County, Florida. Each of the parties hereto expressly submits to the jurisdiction of the above-referenced courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as set forth herein, or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or



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such agent for service of process shall accept or acknowledge such service);
PROVIDED that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to it.

                  (c) JURY WAIVER. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED TO BE COMPLETED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

         8. MISCELLANEOUS.

                  (a) CAPTIONS AND HEADINGS. The section and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  (b) NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  (c) NON WAIVER. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  (d) TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

                  (e) ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.



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                  (f) SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  (g) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  (h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

                  (i) NOTICES. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid addressed as follows:

If to the ISSUER:                   If to NEWCOURT:          If to GOLDCO

c/o Global Business Resources       12400 SW 134 Ct.         c/o Global Business Resources
22154 Martella Ave.                 Suite 11                 22154 Martella Ave.
Boca Raton, FL 33433                Miami, FL 33186          Boca Raton, FL 33433
fax: 561.218.8559                   fax:  305.971.4564       fax:  561.218.8559


         Notices to the SHAREHOLDER shall be sent to such address as may be on file with NEWCOURT. Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                          SIGNATURES ON FOLLOWING PAGE



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TECHNOLOGY VENTURES GROUP, INC.             GOLDCO PROPERTIES
                                            LIMITED PARTNERSHIP


By:  /s/ SHELLEY S. GOLDSTEIN               By:  /s/ PETER GOLDSTEIN
    -------------------------                    --------------------
Name:  Shelley Goldstein                         Name:  Peter Goldstein
Title: Director                                  Title: President

EQUITY MANAGEMENT PARTNERS LLC


By:  /s/ MCIVAN JARRETT
    -------------------------
Name:  McIvan Jarrett
Title: Managing Partner



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